==============================================================================
       As filed with the Securities and Exchange Commission on March 5, 2002
                                             Registration No. No. 333-40990

                        ___________________________

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                       POST-EFFECTIVE AMENDMENT NO. 1
                                     to
                                  FORM S-3
                           REGISTRATION STATEMENT
                                   under
                         the Securities Act of 1933



  WESTFIELD AMERICA, INC.             Missouri                     43-0758627
(Exact name of Registrant         (State or other              (I.R.S. employer
      as specified                  jurisdiction of              identification
     in its charter)                incorporation                   numbers)
                                   or organization)


                    11601 Wilshire Boulevard, 12th Floor
                       Los Angeles, California 90025
                               (310) 478-4456
            (Address, including zip code, and telephone number,
     including area code, of Registrant's principal executive offices)

                            Elizabeth Westman,
               Secretary 11601 Wilshire Boulevard, 12th Floor
                       Los Angeles, California 90025
                               (310) 478-4456
         (Name, address, including zip code, and telephone number,
                including area code, of agent for service)
                               _____________

                                 Copies to:

                               Gregg A. Noel
                  Skadden, Arps, Slate, Meagher & Flom LLP
                     300 South Grand Avenue, Suite 3400
                       Los Angeles, California 90071
                               (213) 687-5000

      Approximate date of commencement of proposed sale to the public:
   From time to time after this registration statement becomes effective.

                               _____________

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, please check the following box. |_|
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|





                        DEREGISTRATION OF SECURITIES

         The purpose of this Post-Effective Amendment No. 1 to this Registration Statement is to deregister all 7,114,000 shares of common stock (subject to adjustment), par value $.01 per share, of Westfield America, Inc., a Missouri corporation, issuable pursuant to this Registration Statement.

         The Securities and Exchange Commission declared this Registration Statement effective on August 11, 2001. This Registration Statement was filed in accordance with a registration rights agreement, dated as of June 23, 1999, by and among Westfield America, Inc. and Valley Fair University Towne Member LLC. Westfield America has completed a "going-private" transaction as a result of which Westfield America's common shares are no longer publicly traded. Westfield America wishes to terminate the offering of securities registered pursuant to this Registration Statement. This Post-Effective Amendment No. 1 is being filed in accordance with Westfield America's undertaking set forth in Part II, Item 17(a)(3) of this Registration Statement.



                                 SIGNATURES


         Pursuant to the requirements of the Securities Act, Westfield America, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post- Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 5th day of March, 2002.


                              Westfield America, Inc.

                              By:     /s/ Peter S. Lowy
                                   ----------------------------
                                   Name:   Peter S. Lowy
                                   Title:  Director, President and
                                           Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed below by the following persons in the capacities and on the date indicated.


            Signature                               Title                               Date
            ---------                               -----                               ----

        /s/ Peter S. Lowy                Director, President and Chief             March 5, 2002
--------------------------------              Executive Officer
          Peter S. Lowy


      /s/ Richard E. Green               Director and Vice Chairman                March 5, 2002
--------------------------------              of Operations
        Richard E. Green


      /s/ Mark A. Stefanek               Director, Chief Financial Officer         March 5, 2002
--------------------------------              and Treasurer
        Mark A. Stefanek
